UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2011

Commission File Number: 333-156467

CROWNBUTTE WIND POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0844584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 5th Avenue NE Mandan, ND	58554
(Address of principal executive offices)	(Zip Code)

(701) 667-2073
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 23, 2011, Crownbutte Wind Power, Inc. (the Company or Crownbutte) executed and delivered, pursuant to a private placement with a single institutional investor, its $330,000 Convertible Promissory Note (the “Convertible Note”) in exchange for the investor’s execution and delivery of a $300,000 Secured & Collateralized Promissory Note (the “Secured Note”) to the Company. This is the first of a series of contemplated  transactions between the Company and the investor which may occur over the next several years which, if fully funded, could provide the Company with funding aggregating up to $2.8 million. However, there are no assurances that any further transaction will occur, or if further transactions do occur, the number of potential transactions which may occur is uncertain and dependent on numerous factors including, without limitation, the Company’s progress in developing its existing wind energy projects, its financial condition and resources, strength and volatility of stock prices for the Company’s common stock and other factors over which the Company has no control.

The original principal amount of the Convertible Note is $330,000, and the Convertible Note provides for a 6% one-time interest charge. The Convertible Note has a maturity date of three (3) years from May 23, 2011 at which time all principal and accrued interest shall be due and payable in full. Prepayment is not permitted unless approved by the holder in writing. However, the Convertible Note is payable on demand by the holder in an amount not to exceed the cash amount paid under the Secured Note.

The Convertible Note is convertible by the holder, at its election, at any time provided that the designated amount to be converted into shares of the Company’s common stock has been discharged by payment of an equal or greater amount on the Secured Note. The subject conversion amount is converted into shares of Company’s common stock based on a conversion price of seventy-five percent (75%) of the lowest trade price in the 30 trading days prior to the conversion. Shares from any such conversion are to be delivered to holder within two (2) business days of conversion notice delivery by electronic transfer. If shares are not delivered by the third business day, a penalty of $2,000 per day is assessed until shares delivery is made, with the penalty being added to the principal balance of the Convertible Note. If the subject shares are not timely delivered for any reason, the holder may rescind the particular conversion and have conversion amount restored to the unpaid balance of the Convertible Note.

In accordance with the terms of the Convertible Note, the investor may not convert any amount of the Convertible Note if after giving effect to such conversion the investor would beneficially own greater than 4.9% of the outstanding shares of the Company’s common stock.

The Secured Note is a full recourse obligation of the investor to repay the original principal amount of $300,000 and the 6.6% one-time interest charge as provided for therein. The Secured Note has a maturity date of three (3) years from May 23, 2011 at which time all principal and accrued interest shall be due and payable in full. Prepayment is permitted at any time in the form of cash, other payment as mutually agreed upon, surrender of the Convertible Note, or surrender of the collateral or security which secures repayment of amounts due under the Secured Note. The Secured Note provides that the investor will plan to make, without obligation, monthly payments of $25,000 beginning 210 days from execution of the Secured Note subject to conversions being honored as set forth under the Convertible Note and Rule 144 being available to remove restrictive legend from shares obtained in conversions such that the shares are freely tradeable. On May 25, 2011, the investor did make a $25,000 prepayment against the subject indebtedness.

The investor granted the Company a security interest in specified collateral having a $300,000 worth to secure payment and performance of its obligations under the Secured Note.  The investor warranted that, among other things, it was the sole owner of the collateral free and clear from any liens, security interests or encumbrances and will defend the collateral against all claims and demands of all parties claiming an interest therein, that the collateral had not been pledged, assigned or hypothecated for any other purpose, and that, while amounts remain outstanding on the Secured Note, it will not transfer, assign, sell, pledge, spend or otherwise transfer an amount of the collateral equal to or greater than the outstanding balance due on the Secured Note. The Company intends to file a financing statement with the proper state authorities to perfect its security interest in the collateral, and the investor will provide reasonable assistance. The investor is allowed to use and possess the collateral provided that no default has occurred on the Secured Note. In addition, the investor may transfer or exchange the collateral into another investment asset with equal or greater value and, upon Company’s request, will promptly provide update on investment asset placement of the subject collateral. The security interest in the collateral automatically terminates at the time the Secured Note is paid in full.

The securities sold in the private placement and the shares issuable upon the conversion of the Convertible Note have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from registration requirements. The Convertible Note and the shares of the Company’s common stock issuable upon conversion of the Convertible Note were offered and sold in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act and/or Section 4(6) of the Securities Act.

The description of, among other things, the terms of the Convertible Note and the Secured Note does not purport to be complete and is qualified in its entirety by reference to each of the subject transaction documents which are filed as Exhibits to this report and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of $330,000 Convertible Promissory Note
4.2	Form of $300,000 Secured & Collateralized Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWNBUTTE WIND POWER, INC.

Date: May 27, 2011	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer